Exhibit 10.59
                                                                  Execution Copy


                          MUSIC STOCK OPTION AGREEMENT

                  MUSIC STOCK OPTION AGREEMENT, dated as of
September 4, 1997 (the "Agreement"), by and between MEDIC COMPUTER SYSTEMS, INC., a North Carolina corporation (the "Company"), and MISYS PLC, a public limited company incorporated under the laws of England ("Purchaser").


                                    RECITALS

                  WHEREAS, the Company, Purchaser, Kirsty, Inc, an indirect wholly owned subsidiary of Purchaser and Decimal Music Corporation, a North Carolina corporation and indirect wholly owned subsidiary of Purchaser ("Merger Sub") have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), providing for, among other things, the merger of the Company with and into Merger Sub with the Company as the surviving corporation in the Merger; and

                  WHEREAS, as an essential condition and inducement to Purchaser's willingness to enter into the Merger Agreement, Purchaser has requested that the Company agree, and the Company has agreed, to enter into this Agreement and grant Purchaser the Option; and

                  WHEREAS, capitalized terms used herein without definition shall have the respective meanings specified therefor in the Merger Agreement;

                  NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein the Company and Purchaser agree as follows:

                  1. Grant of Option. Subject to the terms and conditions set forth herein, the Company hereby grants to Purchaser an irrevocable option (the "Option") to purchase up to 1,828,346 (as adjusted as set forth herein) shares (the "Option Shares") of common stock, par value $0.01 per share ("Company Common Stock"), of the Company at a purchase price of $35 per Option Share (the "Purchase Price").

                  2. Exercise of Option. (a) Purchaser may exercise the Option, in whole but not in part, at any time after the earlier of (i) the announcement of an Acquisition Proposal and (ii) termination of the Merger Agreement pursuant to Section 9.1(b)(i), 9.1(b)(ii), 9.1(c), 9.1(d), 9.1(f) or 9.1(g) of
the Merger Agreement. If the Merger Agreement is terminated pursuant to Section 9.1(b)(i) or 9.1(g), Purchaser may not exercise the Option unless and until the Company enters into an Acquisition Agreement or the Company consummates an Acquisition Proposal. Except as provided in the last sentence of this Section 2(a), the Option shall terminate and be of no further force and effect on the first anniversary of any termination of the Merger Agreement described in clause
(ii), provided that the Option may not be exercised at any time that Purchaser is in material default of the Merger Agreement and, provided further, that the Company shall not be obligated to issue Option Shares upon exercise of the Option in the absence of any required governmental or regulatory waiver, consent or approval necessary for the Company to issue the Option Shares or for Purchaser to exercise the Option or prior to the termination of any waiting period required by law, or for so long as any injunction or other order, decree or ruling issued by any court of competent jurisdiction is in effect that prohibits the sale or delivery of the Option Shares, provided, that the Company shall take such reasonable actions as are requested by Purchaser to obtain any such required waiver, consent or approval, or to lift or comply with, as the case may be, any such injunction, order, decree or rule and the period of time for exercise of the Option shall be extended for such period of time, if any, reasonably necessary to permit such impediment to the exercise of the Option to be overcome. Notwithstanding the termination of the Option, Purchaser shall be entitled to purchase the Option Shares to the extent that it has exercised the Option in accordance with the terms hereof prior to the termination of the Option, and the termination of the Option shall not affect any rights hereunder which by their terms do not terminate or expire prior to or as of such termination.

                  (b) If Purchaser wishes to exercise the Option, it shall send to the Company a written notice (the date of which being herein referred to as the "Notice Date") to that effect specifying a date not earlier than three business days nor later than 20 business days from the Notice Date for the closing of such purchase (the "Option Closing Date"), provided that (i) if the closing of the purchase and sale pursuant to the Option (the "Option Closing") may not be consummated by reason of any applicable judgment, decree, order, law or regulation, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation expires or terminates and (ii) without limiting the foregoing, if prior notification to or approval of any regulatory authority is required in connection with such purchase, Purchaser and the Company shall promptly file the required notice or application for approval and shall cooperate in the expeditious filing of such notice or application, and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which, as the case may be,
(A) any required notification period expires or terminates or (B) any required approval has been obtained, and in either event, any requisite waiting period expires or terminates. The place of the Option Closing shall be at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York, and the time of the Option Closing shall be 10:00 a.m. New York City time on the Option Closing Date.

                  3. Payment and Delivery of Certificates. (a) At the Option Closing, Purchaser shall pay to the Company in immediately available funds by wire transfer to a bank account designated in writing by the Company an amount equal to the Purchase Price multiplied by the number of Option Shares.

                  (b) Certificates for the Option Shares delivered at the Option Closing shall have typed or printed thereon a restrictive legend which shall read substantially as follows:


                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES MAY ALSO BE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT, DATED AS OF SEPTEMBER 4, A COPY OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF MEDIC COMPUTER SYSTEMS, INC. AT ITS PRINCIPAL EXECUTIVE OFFICES."

It is understood and agreed that the reference to restrictions arising under the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference upon the sale of the Option Shares pursuant to the registration rights set forth in Section 8 hereof.

                  4. Representations and Warranties of the Company. The Company hereby represents and warrants to Purchaser as follows:

                  (a) Due Authorization; No Violation. The Company's representations and warranties set forth in Sections 5.2 and 5.6 of the Merger Agreement are incorporated herein by reference.

                  (b) Authorized Stock. The Company's representations and warranties set forth in Section 5.4 of the Merger Agreement are incorporated herein by reference. Without limiting the generality or effect of the foregoing, the Company has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and, at all times from the date hereof until the obligation to deliver Option Shares upon the exercise of the Option terminates, shall have reserved for issuance, upon exercise of the Option, shares of Company Common Stock necessary for Purchaser to exercise the Option, and the Company shall take all necessary corporate action to authorize and reserve for issuance all additional shares of Company Common Stock or other securities which may be issued pursuant to Section 6 upon exercise of the Option. The shares of Company Common Stock to be issued upon due exercise of the Option, including all additional shares of Company Common Stock or other securities which may be issuable upon exercise of the Option or any substitute Option pursuant to Section 6, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including without limitation any preemptive rights of any shareholder of the Company.

                  (c) State Takeover Statutes. Assuming that Purchaser, together with its affiliates, does not have voting power with respect to such number of shares of the Company capital stock as would represent, together with the Option Shares, 20% or more of the votes that all the Company shareholders would be entitled to cast in an election of directors as of the date of exercise of the Option, Sections 9 and 9A of the North Carolina Business Corporation Law will be inoperative with respect to the transactions contemplated hereby.

                  5. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Company that:

                  (a) Due Authorization; No Violation. Purchaser's representations and warranties set forth in Sections 6.2 and 6.4 of the Merger Agreement are incorporated herein by reference.

                  (b) Purchase Not for Distribution. Any Option Shares or other securities acquired by Purchaser upon exercise of the Option shall not be transferred or otherwise disposed of except in a transaction registered, or exempt from registration, under the Securities Act.

                  6. Adjustment upon Changes in Capitalization, Etc. (a) In the event of any change in Company Common Stock by reason of a stock dividend, split-up, merger, recapitalization, combination, exchange of shares, or similar transaction, the type and number of shares or securities subject to the Option and the Purchase Price therefor shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Purchaser shall receive upon exercise of the Option the number and class of shares or other securities or property that Purchaser would have received in respect of Company Common Stock if the Option had been exercised immediately prior to such event or the record date therefor, as applicable. Subject to
Section 1, and without limiting the parties' relative rights and obligations under the Merger Agreement, if any additional shares of Company Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 6(a)), the number of shares of Company Common Stock subject to the Option shall be adjusted so that, after such issuance, when added to the number of shares of Company Common Stock subject to the Shareholders Agreement dated as of the date hereof among Purchaser, Merger Sub and the shareholders named therein, the number of shares of Company Common Stock subject to the Option shall equal 19.9% of the number of shares of Company Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

                  (b) Without limiting the parties' relative rights and obligations under the Merger Agreement, if the Company enters into an agreement
(i) to consolidate with or merge into any person, other than Purchaser or one of its subsidiaries, and the Company shall not be the continuing or surviving corporation in such consolidation or merger, (ii) to permit any person, other than Purchaser or one of its subsidiaries, to merge into the Company and the Company shall be the continuing or surviving corporation, but in connection with such merger, the shares of Company Common Stock outstanding immediately prior to the consummation of such merger shall be changed into or exchanged for stock or other securities of the Company or any other person or cash or any other property, or the shares of Company Common Stock outstanding immediately prior to the consummation of such merger shall, after such merger, represent less than 50% of the outstanding voting securities of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Purchaser or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option with identical terms appropriately adjusted to acquire the number and class of shares or other securities or property that Purchaser would have received in respect of Company Common Stock if the Option had been exercised immediately prior to such consolidation, merger, sale, or transfer, or the record date therefor, as applicable.

                  7. Right of First Offer. In the event that Purchaser has exercised the Option and elects to sell any Option Shares or request registration of such Option Shares pursuant to Section 8, then, subject to the last sentence of this Section 7, Purchaser shall give written notice of such sale or request (the "Sell Notice") to the Company no later than 5:30 p.m., North Carolina time, at least ten (10) days prior to the NASDAQ trading day on which Purchaser intends to effect such sale or make such request. The Sell Notice shall identify the number of Option Shares Purchaser intends to sell and the price of the Company Common Stock at which Purchaser intends to execute such sale, or, in the case of a request for registration, the trading price of the Company Common Stock as of the date of the Sell Notice (the "Target Price"). Each Sell Notice shall specify only one Target Price, but Purchaser may deliver separate Sell Notices with respect to intended sales at separate Target Prices (it being understood that the Company may exercise its rights under this Section 7 with respect to one or more

Sell Notices without exercising its rights with respect to all such Sell Notices). The Company, in its sole discretion, may elect to purchase from Purchaser all of the Option Shares specified in a Sell Notice (or, if the number of Shares specified in the Sell Notice is more than 100,000, a specified portion of such Option Shares (but not less than 100,000)) at a price per share equal to the Target Price, by notifying Purchaser that the Company shall do so (subject to the condition described below), such notice (the "Buy Notice") to be given (in writing by facsimile or orally with written confirmation by facsimile) within eight days following the date on which the Sell Notice is delivered to the Company. If the Company has not given the Buy Notice by such time or has given a Buy Notice with respect to some but not all of the Option Shares specified in the Sell Notice, Purchaser may (i) at any time, sell, at a price or prices not less than 90% of the Target Price, or request registration of, some or all of the Option Shares that are specified in the Sell Notice and not subject to the Buy Notice, if any, or (ii) give one or more new Sell Notices in accordance with the time periods and other terms of this Section 7 with respect to some or all of the Option Shares that are not subject to the Buy Notice, if any. If the Company provides the Buy Notice in compliance with this Section 7, then Purchaser shall sell to the Company, and the Company shall purchase from Purchaser, that number of Option Shares specified in the Buy Notice at a price per share equal to the Target Price (or such other price as to which the parties may agree) (the day on which such condition is met being referred to herein as the "Trade Date"). The closing of such purchase and sale shall be at the corporate offices of the Company in North Carolina at 10:00 a.m. on the third business day following the Trade Date. At such closing (i) Purchaser will deliver to the Company certificates representing the Option Shares specified in the Buy Notice, free and clear of any encumbrances, with appropriate stock powers attached, properly signed, with any necessary documentary or transfer tax stamps duly affixed and cancelled; and (2) the Company will deliver to Purchaser a check in the amount of (i) the number of Option Shares specified in the Buy Notice multiplied by (ii) the Target Price (or such other price as to which the parties may agree). Purchaser shall not be required to comply with this Section 7 with respect to a proposed sale on any trading day if, in the good faith judgment of Purchaser, there is occurring on such trading day an extraordinary movement in the trading price of the Company Common Stock.

                  8. Registration Rights. Subject to the terms of Section 7, the Company shall, if requested by Purchaser at any time and from time to time within two years after the Option Closing Date, as expeditiously as possible prepare and file up to two registration statements under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all of the Option Shares in accordance with the intended method of sale or other disposition stated by Purchaser, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision; and the Company shall use its best efforts to qualify such securities under the applicable state securities laws. The Company agrees to use reasonable efforts to cause, and to cause any underwriters of any sale or other disposition, to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis. The Company shall use reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor, and to keep such registration statement effective for such period not in excess of 180 calendar days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of the Company hereunder to file a registration statement and to maintain its effectiveness may be suspended for one or more periods of time not exceeding 60 calendar days in the aggregate with respect to any registration statement if the Board of Directors of the Company shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require disclosure of nonpublic information that would materially and adversely affect the Company. Any registration statement prepared and filed under this Section 8, and any sale covered thereby, shall be at the Company's expense except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Purchaser's counsel related thereto. Purchaser shall provide all information reasonably requested by the Company for inclusion in any registration statement to be filed hereunder. If, during the time periods referred to in the first sentence of this Section 8, the Company effects a registration under the Securities Act of the Company's securities for its own account or for any other of its shareholders (other than on Form S-4 or Form S-8, or any successor form), it shall allow Purchaser the right to participate in such registration, and such participation shall not affect the obligation of the Company to effect demand registration statements for Purchaser under this Section 8, provided that, if the managing underwriters of such offering advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company shall include the securities requested to be included therein by Purchaser PRO RATA with the securities intended to be included therein by any other shareholders of the Company. In connection with any registration pursuant to this Section 8, the Company and Purchaser shall provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification, and contribution in connection with such registration.

                  9. Listing. If Company Common Stock or any other securities to be acquired upon exercise of the Option are then listed on NASDAQ (or any other national securities exchange or national securities quotation system), the Company, upon the request of Purchaser, shall promptly file an application to list the shares of Company Common Stock or other securities to be acquired upon exercise of the Option on NASDAQ (and any such other national securities exchange or national securities quotation system), and shall use reasonable efforts to obtain approval of such listing as promptly as practicable.

                  10. Miscellaneous.

                  (a) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

                  (b) Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if hand delivered or sent by overnight courier (providing proof of delivery) to the parties hereto in accordance with Section 10.2 of the Merger Agreement.

                  (c) Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated.

The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

                  (d) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

                  (e) Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                  (f) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of North Carolina regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

                  (g) Voidability. If prior to the execution hereof, the Board of Directors of the Company shall not have duly and validly authorized and approved this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, so that the execution and delivery hereof by Purchaser would trigger the provisions of the North Carolina Shareholder Protection Act or the North Carolina Control Share Acquisition Act, then this Agreement shall be void and unenforceable until such time as such authorization and approval shall have been duly and validly obtained.

                  (h) Expenses. Except as otherwise provided in the Merger Agreement, or in Section 8 hereof, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

                 11. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of North Carolina or in a North Carolina state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of North Carolina or any North Carolina state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a Federal court sitting in the state of North Carolina or a North Carolina state court and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

                 12. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that Purchaser may assign, as contemplated by Section 10.3 of the Merger Agreement, in its sole discretion, any and all of its rights, interests and obligations hereunder to any affiliate, provided that Purchaser will remain liable for its obligations hereunder in the event of any assignment pursuant to this Section 12. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                 13. Further Assurances. In the event of any exercise of the Option by Purchaser, the Company and Purchaser shall execute and deliver all other actions and instruments and take all other actions that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

                  IN WITNESS WHEREOF, MEDIC COMPUTER SYSTEMS, INC. and MISYS PLC have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first written above.

                          MEDIC COMPUTER SYSTEMS, INC.

                          By: \s\ John P. McConnell
                                     Name:
                                     Title: President & CEO


                          MISYS PLC

                          By: \s\ PSS MacPherson
                                     Name:
                                     Title: